Contact:	Marissa Vidaurri
Investor Relations
(512) 683-6873

National Instruments Reports Record Revenue for a Second Quarter of $319 Million
Net Income up 49% for First Half of 2017

Q2 2017 Highlights
•	Revenue of $319 million, up 4 percent year over year with core revenue up 7 percent year over year
•	GAAP gross margin of 74 percent
•	Non-GAAP gross margin of 75 percent
•	Fully diluted GAAP EPS of $0.19 and fully diluted non-GAAP EPS of $0.27
•	GAAP net income of $25 million
•	Non-GAAP net income of $35 million, a record for a second quarter
•	EBITDA of $46 million
•	Cash and short-term investments of $368 million as of June 30, 2017

AUSTIN, Texas – July 27, 2017 – National Instruments (Nasdaq: NATI) today announced Q2 2017 revenue of $319 million, up 4 percent year over year with core revenue up 7 percent year over year. The company's definition of core revenue is GAAP revenue excluding the impact of NI's largest customer and the impact of foreign currency exchange. A reconciliation of the year-over-year change in GAAP revenue to the year over year change in core revenue is included with this news release.

In Q2 2017, NI received $12 million in orders from its largest customer compared with $18 million in orders from this customer in Q2 2016. Excluding NI's largest customer, the value of the company's total orders was up 8 percent year over year for the quarter; orders under $20,000 were flat year over year; orders between $20,000 and $100,000 were up 1 percent year over year; and orders above $100,000 were up 42 percent year over year.

GAAP net income for Q2 was $25 million, with fully diluted earnings per share (EPS) of $0.19, and non-GAAP net income was $35 million, a record for a second quarter, with non-GAAP fully diluted EPS of $0.27. Included in NI's GAAP net income for Q2 is $4 million related to restructuring charges. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $46 million for Q2.

In Q2, GAAP gross margin was 74 percent and non-GAAP gross margin was 75 percent. Total GAAP operating expenses were $208 million, up 3 percent year over year. Total non-GAAP operating expenses were flat year over year at $194 million. GAAP operating margin was 9 percent in Q2, with GAAP operating income of $29 million, up 5 percent year over year. Non-GAAP operating margin was 14 percent in Q2, with non-GAAP operating income of $44 million, up 15 percent year over year.

"I am pleased with our Q2 performance and execution as we continue to drive toward our revenue and profitability goals with record revenue for a second quarter and 26% YOY non-GAAP net income growth for the first half of 2017," said Alex Davern, NI president and CEO. "We believe alignment of our product and channel investments toward the growth opportunity in 5G communications, semiconductor test, the connected vehicle, and the Industrial Internet of Things continues to move our platform closer to our users' challenges, which increases our impact within these applications."

Karen Rapp, NI CFO, said, "We are encouraged by the strong order growth and improved trends in the industrial economy.  Our leadership team is focused on executing to the updated leverage model shared at our recent investor day. We are going to do this through deliberate decision making and discipline in managing our expenses. We believe this focus will keep us on the right path as we strive to meet both our growth and profitability goals this year and in 2018."

Geographic revenue in U.S. dollar terms for Q2 2017 compared with Q2 2016 was up 6 percent in the Americas, down 1 percent in APAC and up 6 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was up 6 percent in the Americas, flat in APAC and up 10 percent in EMEIA. Historical revenue from these three regions can be found on NI's investor website at www.ni.com/nati.

As of June 30, 2017, NI had $368 million in cash and short-term investments. During the second quarter, NI paid $27 million in dividends. The NI Board of Directors approved a quarterly dividend of $0.21 per share payable on Sept. 5, 2017, to stockholders of record on Aug. 14, 2017.
The company's non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, and restructuring charges. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

Guidance
NI currently expects Q3 revenue to be in the range of $304 million to $334 million, which would be a new Q3 record at the midpoint. Based on current exchange rates, the company expects that the impact of foreign exchange on dollar revenue will be minimal in Q3. The company currently expects that GAAP fully diluted EPS will be in the range of $0.16 to $0.30 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.22 to $0.36. Included in the company's Q3 2017 GAAP EPS guidance is approximately $1 million of restructuring charges. For the full year, NI estimates the restructuring charges impacting net income to be approximately $7 million to $8 million. For 2017, NI estimates its non-GAAP effective tax rate to be approximately 21 percent.

Non-GAAP Presentation
In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its year-over-year change in core revenue, gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month and six-month periods ending June 30, 2017 and 2016, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS and expected effective tax rate. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company's EBITDA for the three-month and six-month periods ending June 30, 2017 and 2016. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release. This news release also discloses the year over year change in the company's core revenue for the three-month period ending June 30, 2017.  The company believes that including its year-over-year change in core revenue assists investors in assessing the company's operational performance. A reconciliation of its year over year change in GAAP revenue to its year over year change in core revenue is included with this news release.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q2 2017 earnings conference call with NI management today, July 27, at 4:00 p.m. CT at www.ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code 41457332, shortly after the call through July 30 at 11:59 p.m. CT or by visiting the company's website at www.ni.com/call. Presentation materials referred to on the conference call can be found at www.ni.com/nati.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding driving towards our revenue and profitability goals, belief that alignment of our product and channel investments will move our platform closer to our users' challenges which increases our impact within these applications, being encouraged by the strong order growth and improved trends in the industrial economy, being focused on executing to the updated leverage model, deliberate decision making and discipline in managing our expenses, that this focus will keep us on the right path as we strive to meet both our growth and profitability goals this year and in 2018, expecting Q3 revenue to be in the range of $304 million to $334 million, that the impact of foreign exchange on dollar revenue will be minimal in Q3, expecting GAAP fully diluted EPS will be in the range of $0.16 to $0.30 for Q3, with non-GAAP fully diluted EPS expected to be in the range of $0.22 to $0.36, expecting about $1 million of restructuring charges in Q3, that restructuring charges impacting net income will be approximately $7 million to $8 million and that non-GAAP effective tax rate to be approximately 21 percent for 2017.  These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI's largest customer, component shortages, delays in the release of new products, the company's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2016, its Form 10-Q for the quarter ended March 31, 2017 and the other documents it files with the SEC for other risks associated with the company's future performance.

About NI
Since 1976, NI ( www.ni.com ) has made it possible for engineers and scientists to solve the world's greatest engineering challenges with powerful platform-based systems that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI's integrated hardware and software platform to improve the world we live in. (NATI-F)

National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2017	2016
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$263,150	$285,283
Short-term investments	105,284	73,117
Accounts receivable, net	230,958	228,686
Inventories, net	186,155	193,608
Prepaid expenses and other current assets	52,568	53,953
Total current assets	838,115	834,647

Property and equipment, net	256,761	260,456
Goodwill	261,411	253,197
Intangible assets, net	120,327	108,663
Other long-term assets	28,700	39,601
Total assets	$1,505,314	$1,496,564

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$54,214	$48,800
Accrued compensation	36,672	27,743
Deferred revenue - current	120,212	115,577
Accrued expenses and other liabilities	15,341	32,997
Other taxes payable	28,743	34,958
Total current liabilities	255,182	260,075

Long-term debt	25,000	25,000
Deferred income taxes	35,561	45,386
Liability for uncertain tax positions	12,438	11,719
Deferred revenue - long-term	31,665	29,752
Other long-term liabilities	7,420	10,413
Total liabilities	367,266	382,345

Stockholders' equity:
Preferred stock	-	-
Common stock	1,305	1,292
Additional paid-in capital	800,774	771,346
Retained earnings	359,088	376,202
Accumulated other comprehensive loss	(23,119)	(34,621)
Total stockholders' equity	1,138,048	1,114,219
Total liabilities and stockholders' equity	$1,505,314	$1,496,564

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net sales:
Product	$289,817	$278,530	$561,328	$537,963
Software maintenance	28,792	27,575	57,386	55,319
Total net sales	318,609	306,105	618,714	593,282

Cost of sales:
Product	79,153	75,194	154,349	149,404
Software maintenance	3,307	2,314	4,635	4,250
Total cost of sales	82,460	77,508	158,984	153,654

Gross profit	236,149	228,597	459,730	439,628
	74%	75%	74%	74%
Operating expenses:
Sales and marketing	124,414	116,361	241,674	229,568
Research and development	56,913	59,839	115,175	119,179
General and administrative	26,191	25,130	51,933	49,770
Total operating expenses	207,518	201,330	408,782	398,517

Operating income	28,631	27,267	50,948	41,111
	9%	9%	8%	7%
Other income (expense):
Interest income	509	258	852	511
Net foreign exchange gain (loss)	447	(1,285)	529	(711)
Other (expense) income, net	(235)	53	197	(2,353)

Income before income taxes	29,352	26,293	52,526	38,558

Provision for income taxes	4,197	6,493	9,223	9,460

Net income	$25,155	$19,800	$43,303	$29,098

Basic earnings per share	$0.19	$0.15	$0.33	$0.23
Diluted earnings per share	$0.19	$0.15	$0.33	$0.23

Weighted average shares outstanding -
basic	130,197	128,282	129,820	127,938
diluted	131,117	128,746	130,619	128,429

Dividends declared per share	$0.21	$0.20	$0.42	$0.40

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Six Months Ended June 30,
	2017	2016

Cash flow from operating activities:
Net income	$43,303	$29,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,915	38,217
Stock-based compensation	13,726	13,497
Tax expense/(benefit) expense from deferred income taxes	(875)	(2,927)
Net change in operating assets and liabilities	(7,284)	2,659
Net cash provided by operating activities	84,785	80,544

Cash flow from investing activities:
Capital expenditures	(15,727)	(20,970)
Capitalization of internally developed software	(24,816)	(15,406)
Additions to other intangibles	(1,124)	(689)
Acquisitions, net of cash received	-	(549)
Purchases of short-term investments	(52,807)	(5,008)
Sales and maturities of short-term investments	21,017	31,734
Net cash used by investing activities	(73,457)	(10,888)

Cash flow from financing activities:
Proceeds from revolving line of credit	-	15,000
Principal payments on revolving line of credit	-	(12,000)
Proceeds from issuance of common stock	15,407	14,830
Repurchase of common stock	-	(5,635)
Dividends paid	(54,595)	(51,273)
Tax benefit from stock option plans	-	-
Net cash used by financing activities	(39,188)	(39,078)

Impact of changes in exchange rates on cash	5,727	3,554

Net change in cash and cash equivalents	(22,133)	34,132
Cash and cash equivalents at beginning of period	285,283	251,129
Cash and cash equivalents at end of period	$263,150	$285,261

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, foreign exchange loss on acquisitions and taxes levied on the transfer of acquired intellectual property that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2017	2016	2017	2016
Stock-based compensation
Cost of sales	$650	$539	$1,226	$1,087
Sales and marketing	2,884	2,851	5,509	5,787
Research and development	2,170	2,369	4,224	4,718
General and administrative	1,620	935	2,844	1,843
Provision for income taxes	(3,344)	(2,016)	(5,020)	(4,110)
Total	$3,980	$4,678	$8,783	$9,325

Amortization of acquisition intangibles
Cost of sales	$1,556	$2,980	$3,146	$6,022
Sales and marketing	486	820	964	1,639
Research and development	267	278	531	539
Other income, net	-	-	-	-
Provision for income taxes	(556)	237	(1,110)	458
Total	$1,753	$4,315	$3,531	$8,658

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$574	$74	$909	$179
Sales and marketing	4,024	42	6,399	99
Research and development	1,182	153	1,581	411
General and administrative	419	190	596	220
Foreign exchange gain (loss) [1]	-	-	-	94
Other income (loss), net[2]	-	-	-	2,475
Provision for income taxes	(1,870)	(160)	(2,934)	(1,202)
Total	$4,329	$299	$6,551	$2,276
(1) Foreign exchange losses on acquisitions were $0 and $94 for the six month periods ended June 30, 2017 and 2016, respectively
(2) Taxes levied on the transfer of acquired intellectual property were $0 and $2,475 for the six month periods ended June 30, 2017 and 2016, respectively

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$236,149	$228,597	$459,730	$439,628
Stock-based compensation	650	539	1,226	1,087
Amortization of acquisition intangibles	1,556	2,980	3,146	6,022
Acquisition transaction costs and restructuring charges	574	74	909	179
Non-GAAP gross profit	$238,929	$232,190	$465,011	$446,916
Non-GAAP gross margin	75.0%	75.9%	75.2%	75.3%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$207,518	$201,330	$408,782	$398,517
Stock-based compensation	(6,674)	(6,155)	(12,577)	(12,348)
Amortization of acquisition intangibles	(753)	(1,098)	(1,495)	(2,178)
Acquisition transaction costs and restructuring charges	(5,625)	(385)	(8,576)	(730)
Non-GAAP operating expenses	$194,466	$193,692	$386,134	$383,261

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$28,631	$27,267	$50,948	$41,111
Stock-based compensation	7,324	6,694	13,803	13,435
Amortization of acquisition intangibles	2,309	4,078	4,641	8,200
Acquisition transaction costs and restructuring charges	6,199	459	9,485	909
Non-GAAP operating income	$44,463	$38,498	$78,877	$63,655
Non-GAAP operating margin	14.0%	12.6%	12.7%	10.7%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$29,352	$26,293	$52,526	$38,558
Stock-based compensation	7,324	6,694	13,803	13,435
Amortization of acquisition intangibles	2,309	4,078	4,641	8,200
Acquisition transaction costs and restructuring charges	6,199	459	9,485	909
Foreign exchange loss on acquisitions	-	-	-	94
Taxes levied on transfer of acquired intellectual property	-	-	-	2,474
Non-GAAP income before income taxes	$45,184	$37,524	$80,455	$63,670

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$4,197	$6,493	$9,223	$9,460
Stock-based compensation	3,344	2,016	5,020	4,110
Amortization of acquisition intangibles	556	(237)	1,110	(458)
Acquisition transaction costs, restructuring charges, and other	1,870	160	2,934	1,202
Non-GAAP provision for income taxes	$9,967	$8,432	$18,287	$14,314

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Net income, as reported	$25,155	$19,800	$43,303	$29,098
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	3,980	4,678	8,783	9,325
Amortization of acquisition intangibles, net of tax effect	1,753	4,315	3,531	8,658
Acquisition transaction costs, restructuring, and other, net of tax effect	4,329	299	6,551	2,276
Non-GAAP net income	$35,217	$29,092	$62,168	$49,357

Basic EPS, as reported	$0.19	$0.15	$0.33	$0.23
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.07	0.07
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.03	0.03	0.07
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.03	0.01	0.05	0.02
Non-GAAP basic EPS	$0.27	$0.23	$0.48	$0.39

Diluted EPS, as reported	$0.19	$0.15	$0.33	$0.23
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.07	0.07
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.03	0.03	0.07
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.03	0.01	0.05	0.01
Non-GAAP diluted EPS	$0.27	$0.23	$0.48	$0.38

Weighted average shares outstanding -
Basic	130,197	128,282	129,820	127,938
Diluted	131,117	128,746	130,619	128,429

National Instruments
Reconciliation of Net Income to EBITDA
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income, as reported	$25,155	$19,800	$43,303	$29,098
Adjustments to reconcile net income to EBITDA:
Interest income	(313)	(78)	(399)	(141)
Tax expense	4,197	6,493	9,223	9,460
Depreciation and amortization	17,246	18,785	35,915	38,217
EBITDA	$46,285	$45,000	$88,042	$76,634
Weighted average shares outstanding - Diluted	131,117	128,746	130,619	128,429

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended September 30, 2017

	Low	High
GAAP Fully Diluted EPS, guidance	$0.16	$0.30
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles and acquisition accounting adjustments, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.01	0.01
Non-GAAP diluted EPS, guidance	$0.22	$0.36

National Instruments
Reconciliation of GAAP Revenue Growth to Core Revenue Growth
(unaudited)

Three Months Ended,
June 30,
2017
YoY GAAP revenue growth, as reported	4.1%
Effect of excluding our current largest customer	1.5%
YoY GAAP revenue growth, excluding our largest customer	5.6%
Effect of excluding the impact of foreign currency exchange	1.4%
YoY Core revenue growth	$7.0%